                                                                  EXHIBIT 99.2.2


                          NOTICE OF GUARANTEED DELIVERY
                                 WITH RESPECT TO
                          DAY INTERNATIONAL GROUP, INC.
              12 1/4% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010

         This form must be used by a holder of the 12 1/4% Senior Exchangeable Preferred Stock due 2010 (the "Existing Exchangeable Preferred Stock") of Day International Group, Inc. a Delaware corporation ("Day"), that wishes to tender Existing Exchangeable Preferred Stock to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Procedures for Tendering" of the Prospectus dated June 22, 1998 (the "Prospectus") and in Instruction 1 to the accompanying Letter of Transmittal. Any holder that wishes to tender Existing Exchangeable Preferred Stock pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined in the Prospectus). Capitalized terms not defined herein have the meaning ascribed to them in the Prospectus or the Letter of Transmittal.

                    To: The Bank of New York, Exchange Agent


By Registered or Certified Mail:                       By Facsimile:
      The Bank of New York                            (212) 815-6213
 Tender and Exchange Department              (For Eligible Institutions Only)
         P.O. Box 11248
     Church Street Station
 New York, New York 10286-1248


                        By Overnight Courier or By Hand:
                              The Bank of New York
                         Tender and Exchange Department
                               101 Barclay Street
                           Receive and Deliver Window
                            New York, New York 10286

                              For Information Call:
                                  (800)507-9357

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Please read the accompanying instructions carefully

Ladies and Gentlemen:

         The undersigned hereby tenders to Day, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of Existing Exchangeable Preferred Stock specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal. The undersigned hereby tenders the Existing Exchangeable Preferred Stock listed below:

   ACCOUNT NUMBER AT THE BOOK-ENTRY           AGGREGATE NUMBER OF SHARES              AGGREGATE NUMBER OF SHARES
               FACILITY                              REPRESENTED                               TENDERED




All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                    SIGN HERE

Name of Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:


                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         THE UNDERSIGNED, A FIRM THAT IS A MEMBER OF A REGISTERED NATIONAL SECURITIES EXCHANGE OR OF THE NATIONAL ASSOCIATES OF SECURITIES DEALERS, INC., OR IS A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE OR CORRESPONDENT IN THE UNITED STATES, OR IS OTHERWISE AN "ELIGIBLE GUARANTOR INSTITUTION" WITHIN THE MEANING OF RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GUARANTEES DEPOSIT WITH THE EXCHANGE AGENT OF THE LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), TOGETHER WITH CONFIRMATION OF THE BOOK-ENTRY TRANSFERS OF SUCH EXISTING EXCHANGEABLE PREFERRED STOCK INTO THE EXCHANGE AGENT'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY DESCRIBED IN THE PROSPECTUS UNDER THE CAPTION "THE EXCHANGE OFFER--PROCEDURES FOR TENDERING" AND IN THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE DATE OF EXECUTION OF THE NOTICE OF GUARANTEED DELIVERY.

                                    SIGN HERE

Name of firm:

Authorized Signature:

Name (please print):

Address:

Telephone Number:

Date:



                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

         2. Signatures on this Notice of Guaranteed Delivery. The signature on this Notice of Guaranteed Delivery must correspond with the name shown on the security position listing as the owner of the Existing Exchangeable Preferred Stock.

         If this Notice of Guaranteed Delivery is signed by a person other than the participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the participant shown on the book-entry transfer facility's security position listing.

         If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

         3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.


                                       3